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                                                                    EXHIBIT 99.1

                             JOINT FILING STATEMENT

     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to Ordinary Shares of KongZhong Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.


Dated: February 8, 2006

                                                China Assets (Holdings) Limited


                                                By:  /s/ Yeung Wai Kin
                                                     ----------------------
                                                Name:  Yeung Wai Kin
                                                Title: Director


                                                Global Lead Technology Limited


                                                By:  /s/ Yeung Wai Kin
                                                     ----------------------
                                                Name:  Yeung Wai Kin
                                                Title: Director

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